Exhibit 1

Redacted Version

TECK RESOURCES LIMITED

as Issuer

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CIBC MELLON TRUST COMPANY

as Trustee

MASTER TRUST INDENTURE

SENIOR SECURED PLEDGE BONDS

Dated as of April 30, 2009

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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THIS MASTER TRUST INDENTURE is made as of April 30, 2009

BETWEEN:

TECK RESOURCES LIMITED, a corporation existing under the laws of Canada,

(hereinafter called “Teck”)

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CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada and having its head office in the City of Toronto in the Province of Ontario, and authorized to carry on business in all of the provinces and territories of Canada,

(hereinafter called the “Trustee”),

RECITALS:

A.    Teck has entered into that certain U.S. $5.81 billion bridge credit agreement dated as of September 30, 2008 among, inter alia, Teck, as borrower, the Persons from time to time party thereto as lenders (the “Bridge Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Bridge Lenders, Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; BMO Capital Markets; CIBC World Markets and RBC Capital Markets, as Co-Syndication Agents, and J.P. Morgan Securities Inc.; Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; BMO Capital Markets; CIBC World Markets and RBC Capital Markets, as Co-Lead Arrangers and Joint Bookrunners, as amended and restated pursuant to the amended and restated bridge credit agreement dated as of April 30, 2009, as further amended, restated, supplemented or otherwise modified or replaced from time to time hereafter, (the “Bridge Credit Agreement”).

B.    Teck has entered into that certain U.S. $4 billion term credit agreement dated as of September 30, 2008 among, inter alia, Teck, as borrower, the Persons from time to time party thereto as lenders (the “Term Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Term Lenders, Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; BMO Capital Markets; CIBC World Markets and RBC Capital Markets, as Co-Syndication Agents, and J.P. Morgan Securities Inc.; Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; BMO Capital Markets; CIBC World Markets and RBC Capital Markets, as Co-Lead Arrangers and Joint Bookrunners, as amended and restated pursuant to the amended and restated term credit agreement dated as of April 30, 2009, as further amended, restated, supplemented or otherwise modified or replaced from time to time hereafter, (the “Term Credit Agreement”).

C.    Teck has entered into that certain revolving U.S. $800 million credit agreement dated as of February 16, 2005, as amended, among, inter alia, Teck, as borrower, the Persons from time to time party thereto as lenders (the “Revolving Lenders”), JPMorgan Chase Bank, N.A., as

administrative agent for the Revolving Lenders, BMO Nesbitt Burns, as Syndication Agent, Canadian Imperial Bank of Commerce, Citibank N.A. Canadian Branch, Royal Bank of Canada, as Co-Documentation Agents and J.P. Morgan Securities Inc. and BMO Nesbitt Burns as Joint Lead Arrangers and Joint Bookrunners, as further amended, restated, supplemented or otherwise modified or replaced from time to time hereafter, (the “Revolving Credit Agreement”).

D.    Teck has entered into that certain Cdn. $100 million revolving credit agreement dated as of March 3, 2005, as amended, among Teck, as borrower, Bank of Montreal as administrative agent and the Persons from time to time party thereto as lenders (the “BMO Bilateral Agreement Lenders”), as further amended, restated, supplemented or otherwise modified or replaced from time to time hereafter, (the “BMO Bilateral Credit Agreement”).

E.    Teck has entered into that certain Cdn. $75 million term credit agreement dated as of August 31, 2004, as amended, between Teck, as borrower, and Royal Bank of Canada, as lender, as further amended, restated, supplemented or otherwise modified or replaced from time to time hereafter, (the “RBC Bilateral Credit Agreement”).

F.    Teck has entered into that certain Cdn. $100 million term credit agreement dated as of December 15, 2002, as amended, between Teck, as borrower, and The Toronto-Dominion Bank, as lender, as further amended, restated, supplemented or otherwise modified or replaced from time to time hereafter, (the “TD Bilateral Credit Agreement”).

G.    Teck Cominco Alaska Incorporated has entered into that certain U.S. $50 million revolving credit agreement dated as of July 9, 2005, between Teck Cominco Alaska Incorporated, as borrower, and Royal Bank of Canada, as lender, as further amended, restated, supplemented or otherwise modified or replaced from time to time hereafter, (the “RBC Teck Alaska Credit Agreement”).

H.    Highland Valley Copper Partnership has entered into that certain U.S. $20 million revolving credit agreement dated as of October 28, 1999, as amended, between Highland Valley Copper Partnership, as borrower, and The Toronto-Dominion Bank, as lender, as further amended, restated, supplemented or otherwise modified or replaced from time to time hereafter, (the “TD Highland Valley Credit Agreement”).

I.    The BMO Bilateral Credit Agreement, the RBC Bilateral Credit Agreement, the TD Bilateral Credit Agreement, the RBC Teck Alaska Credit Agreement, and the TD Highland Valley Credit Agreement are each individually referred to herein as a “Bilateral Credit Agreement” and collectively referred to as the “Bilateral Credit Agreements” and the applicable lender and any successor or assign in such capacity under each of the Bilateral Credit Agreements is referred to as a “Bilateral Lender”.

J.    Teck and certain of its Affiliates have had and may have certain letters of credit issued on their behalf by various banks (such banks and any successors or assigns in such capacity, the “Letter of Credit Issuers”) to whom Teck or the applicable Affiliate may have certain reimbursement obligations (the “Letter of Credit Obligations”).

K.    Teck and certain of its Affiliates have had and may in the future have certain Hedge Obligations outstanding from time to time to various Bridge Lenders or Term Lenders (the “Hedge Providers”) pursuant to separate contractual arrangements with such Hedge Providers which are not part of the Revolving Credit Agreement or any Bilateral Credit Agreement (“Independent Hedge Obligations”).

L.    Teck and certain of its affiliates have and may have in the future certain Hedge Obligations outstanding from time to time (the “Further Hedge Obligations”) to Morgan Stanley Capital Group Inc., J. Aron & Company/Goldman Sachs Group Inc. and BNP Paribas (the “Further Hedge Providers”).

M.    Teck and The Bank of New York (now The Bank of New York Mellon) entered into that certain trust indenture dated September 12, 2002, as amended, restated, supplemented or otherwise modified from time to time hereafter, (the “Note Indenture”) pursuant to which it has issued U.S. $200 million in aggregate principal amount of 7.00% notes due September 15, 2012 (the “2012 Notes”), U.S. $300 million in aggregate principal amount of 5.375% notes due October 1, 2015 (the “2015 Notes”) and U.S. $700 million in aggregate principal amount of 6.125% notes due October 1, 2035 (the “2035 Notes” and collectively with the 2012 Notes and the 2015 Notes, the “Teck Notes” and the holders of the Teck Notes collectively referred to as the “Noteholders”).

N.    Teck may in the future incur additional Secured Indebtedness (the “Additional Debt”) pursuant to agreements with one or more other lenders or creditors (the “Additional Lenders”).

O.    Teck may from time to time grant to the Trustee security over some or all of its property to secure its obligations under this Indenture and in respect of the Bonds (as hereinafter defined).

P.    From time to time certain subsidiaries of Teck may provide the Trustee with guarantees of the obligations of Teck under this Indenture and in respect of the Bonds (or of the obligations of other subsidiaries under their guarantees of such obligations) and may grant to the Trustee security for their obligations under such guarantees.

Q.    The Bridge Lenders require that the obligations of Teck under the Bridge Credit Agreement be secured in the manner provided in the Bridge Credit Agreement.

R.    The Term Lenders require that the obligations of Teck under the Term Credit Agreement be secured in the manner provided in the Term Credit Agreement.

S.    The terms of the Revolving Credit Agreement prohibit Teck from granting security for any loans or other indebtedness for money borrowed unless the same security shall have been created in favour of and extended equally and rateably to the Revolving Lenders (subject to certain exceptions).

T.    The terms of certain Bilateral Credit Agreements prohibit Teck from granting security for any loans or other indebtedness for money borrowed unless the same security shall have been created in favour of and extended equally and rateably to the Bilateral Lenders under such Bilateral Credit Agreements (subject to certain exceptions).

U.    The terms of the Note Indenture prohibit Teck from granting security for any loans or other indebtedness for money borrowed unless the same security shall have been created in favour of and extended equally and rateably to the Noteholders (subject to certain exceptions).

V.    The terms of the Further Hedge Obligations prohibit Teck from granting security for any loans or other indebtedness for money borrowed unless the same security shall have been created in favour of and extended equally and rateably to the Further Hedge Providers (subject to certain exceptions).

W.    By the terms of this Indenture, Teck will deliver, or cause to be delivered, to the Trustee the Security Documents, constituting, or to constitute, the security (subject to certain exceptions), to be granted to the Bridge Lenders, the Term Lenders, the Revolving Lenders, the Bilateral Lenders, the Letter of Credit Issuers, the Hedge Providers, the Further Hedge Providers and the Noteholders from time to time or to be granted to any Additional Lender in respect of Additional Debt, such security constituting the “Security” to be held by the Trustee to secure equally and rateably all obligations of Teck pursuant to the Bonds.

X.    Teck intends to issue certain Bonds hereunder which Bonds will be pledged as collateral security for the obligations of Teck incurred in connection with (a) the Bridge Credit Agreement, the Term Credit Agreement, the Revolving Credit Agreement, the Bilateral Credit Agreements, and the Letter of Credit Obligations (b) the Note Indenture and any notes issued thereunder, including the Teck Notes, (c) the Independent Hedge Obligations, (d) the Further Hedge Obligations, and (e) Additional Debt, it being intended that all such Bonds as contemplated in this recital shall be secured equally and rateably pursuant to this Indenture.

Y.    Teck, under the laws relating thereto, is duly authorized to create, issue and secure the Bonds to be issued as herein provided.

Z.    Teck has done and performed all things necessary to make the Bonds, when issued by Teck and certified by the Trustee as provided in this Indenture, legal, valid and binding obligations of Teck with the benefits and subject to the terms of this Indenture and to create and perfect the Security granted by it as security for the payment of the principal, interest and all other amounts owing in respect of the Bonds and all other amounts that may be owing under this Indenture.

AA.    The foregoing recitals are made as representations and statements of fact by Teck and not by the Trustee.

NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the premises, covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions.

In this Indenture, the Bonds, and any certificate, opinion or other document herein or therein mentioned, unless the context indicates otherwise:

“Additional Debt” has the meaning specified in the recitals hereto.

“Additional Lenders” has the meaning specified in the recitals hereto, and “Additional Lender” means any one of them.

“Affiliate” has the meaning specified in the Business Corporations Act (Ontario) on the date of this Indenture.

“Aggregate Indebtedness” in respect of a Bond means, at any time, the lesser of:

(i)	the aggregate outstanding amount of Specified Debt for which such Bond is pledged at such time; and

(ii)	the principal amount of such Bond.

“Applicable Depository” means, in the case of (i) the Senior Secured Pledge Bond to be issued in respect of the obligations of Teck pursuant to the Bridge Credit Agreement, the Bridge Administrative Agent; (ii) the Senior Secured Pledge Bond to be issued in respect of the obligations of Teck pursuant to the Term Credit Agreement, the Term Administrative Agent; (iii) the Senior Secured Pledge Bond to be issued in respect of the obligations of Teck pursuant to the Revolving Credit Agreement, the Revolving Administrative Agent; (iv) the Senior Secured Pledge Bond to be issued in respect of the obligations of Teck pursuant to the BMO Bilateral Credit Agreement, Bank of Montreal; (v) the Senior Secured Pledge Bond to be issued in respect of the obligations of Teck pursuant to the RBC Bilateral Credit Agreement, Royal Bank of Canada; (vi) the Senior Secured Pledge Bond to be issued in respect of the obligations of Teck pursuant to the TD Bilateral Credit Agreement, The Toronto-Dominion Bank; (vii) the Senior Secured Pledge Bond to be issued in respect of the obligations of Teck pursuant to the RBC Teck Alaska Credit Agreement, Royal Bank of Canada; (viii) the Senior Secured Pledge Bond to be issued in respect of the obligations of Teck pursuant to the TD Highland Valley Credit Agreement, The Toronto-Dominion Bank; (ix) the Senior Secured Pledge Bond to be issued to any Letter of Credit Issuer, such Letter of Credit Issuer, (x) the Senior Secured Pledge Bond to be issued in respect of the obligations of Teck pursuant to the Note Indenture and the Teck Notes issued thereunder, the Note Trustee , (xi) the Senior Secured Pledge Bond to be issued to any Hedge Provider or Further Hedge Provider, such Hedge Provider or Further Hedge Provider, and (xii) in respect of any other Senior Secured Pledge Bond, such Additional Lender or trustee or agent in respect of a group of Additional Lenders as shall be designated in the instrument pursuant to which such Additional Debt shall be issued, and, in each case, any successor to it in such capacity.

“Bilateral Credit Agreements” has the meaning specified in the recitals hereto.

“Bondholder” or “holder” or words of similar import, when used with reference to a Bond, means any Person who shall be, at the relevant time, a Person whose name is, at the relevant time, entered in one of the Registers.

“Bondholder’s Request” means an instrument in writing requesting the Trustee to take or refrain from taking some action or proceeding specified therein, and permitted hereunder, executed by a Bondholder.

“Bonds” means, collectively, any bond issued by Teck, as certified and delivered by the Trustee under and pursuant to this Indenture, and “Bond” means any one of them.

“Bridge Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent under the Bridge Credit Agreement and any successor to it in such capacity.

“Bridge Credit Agreement” has the meaning specified in the recitals hereto.

“Business Day” means any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in Toronto, Ontario or any other place where any action is required or permitted to be performed under this Indenture.

“Canadian Dollars” and “Cdn.$” each mean lawful money of Canada.

“Collateral” means the property and assets of Teck or any Guarantor which is subject to or intended to be subject to the Security, and all proceeds thereof, and any reference to “Collateral” shall be deemed to be a reference to “Collateral or any part thereof” except as otherwise specifically provided.

“Commitment” means, with respect to any Bond, the maximum aggregate amount of credit which those Persons for whose benefit such Bond is pledged are committed to make available to Teck or the Guarantors pursuant to one or more agreements between those Persons for whose benefit such Bond is pledged and Teck or any Guarantors, as amended, restated, replaced or supplemented from time to time and subject to such terms and conditions as are set forth in such agreement(s).

“Commodity Swap Agreement” means any contract for sale, purchase or exchange or for future delivery of commodities (whether or not the subject commodities are to be delivered, and whether a “put” or a “call”), hedging contract, forward contract, swap agreement, futures contract, option contract, cap or collar agreement or other commodity pricing protection agreement or option with respect to any such transaction (or any combination of the foregoing, or any derivative thereof), designed to hedge against fluctuations in prices of the subject commodities.

“Counsel” means a barrister or solicitor or attorney or other lawyer (other than a barrister and solicitor or attorney who is an employee of Teck or a Guarantor) or firm of barristers and solicitors or attorneys, in each case selected by Teck and satisfactory to the Trustee acting reasonably.

“Counsel’s Opinion” means a written opinion of Counsel.

“Documentary Taxes” has the meaning specified in Section 1.07(1).

“Environmental Laws” means all federal, provincial, local or foreign laws, rules, regulations, codes, ordinances, orders, decrees, judgements, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, release, threatened release or disposal of any Hazardous Material, or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Rate Swap Agreement” means any contract for sale, purchase, or exchange or for future delivery of foreign currency (whether or not the subject currency is to be delivered or exchanged), hedging contract, forward contract, swap agreement, futures contract, or other foreign exchange protection agreement or option with respect to any such transaction (or any combination of the foregoing or any derivative thereof), designed to hedge against fluctuations in foreign exchange rates.

“Extraordinary Resolution” means a resolution in writing, or certified by the Trustee or by the secretary of any meeting as duly passed at a meeting (including an adjourned meeting) of the Bondholders as duly convened for the purposes and held in accordance with the provisions of Article 7 and passed by Bondholders representing not less than 75% of the Aggregate Indebtedness in respect of all Bonds then Outstanding, which resolution is in full force and effect on the date of such certification.

“Further Hedge Obligations” has the meaning set out in the recitals hereto.

“GAAP” means, at any time, in respect of any Person, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accounts (or any successor publication) at the relevant time applied.

“Governmental Authority” means the government of any nation, province, municipality, state or other political subdivision of any nation, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

“Guarantee” means a guarantee made by any Person in favour of the Trustee, or any Person on its behalf, of the obligations of (a) Teck under this Indenture and under the Bonds, or (b) the obligations of any other Guarantor under its Guarantee.

“Guarantor” means at any time, any Person who has at such time, granted a Guarantee in favour of the Trustee, or any Person on behalf of the Trustee, and who has not been released.

“Hazardous Materials” means any substance, product, liquid, waste, pollutant, chemical, contaminant, insecticide, pesticide, gaseous or solid matter, organic or inorganic matter, fuel, micro-organism, ray, odour, radiation, energy, vector, plasma, constituent or material which (a) is or becomes listed, regulated or addressed under any Environmental Law, or (b) is, or is deemed to be, alone or in any combination, hazardous, hazardous waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law, including, asbestos, petroleum and polychlorinated biphenyls, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreement” means (i) any Commodity Swap Agreement, (ii) any Interest Rate Swap Agreement, or (iii) any Exchange Rate Swap Agreement.

“Hedge Obligation” means any indebtedness, liabilities and obligations (including all contingent obligations) of the Borrower or any of its Subsidiaries under a Hedge Agreement.

“Indemnified Parties” has the meaning specified in Section 9.11.

“Independent Hedge Obligations” has the meaning specified in the recitals hereto.

“Indenture”, “hereto”, “herein”, “hereof”, “hereby” and “hereunder” and similar expressions refer to this indenture and not to any particular article, section, subsection or other portion hereof, and include any and every instrument ancillary hereto or in implementation hereof, and the expressions “Article”, “Section”, “Subsection” and “Schedule” followed by a number mean and refer to the specified article, section or subsection of or schedule to this Indenture.

“Interest Rate Swap Agreement” means any rate swap, rate cap, rate floor, rate collar, forward rate agreement, futures or other rate protection agreement or option with respect to any such transaction (or any combination of the foregoing, or any derivative thereof), designed to hedge against fluctuations in interest rates.

“Laws” means all legally enforceable statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgements, orders, decisions, rulings or awards, policies, restraints, guide-lines, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used; and “Law” means any one of the foregoing.

“Letter of Credit Issuer” has the meaning specified in the recitals hereto.

“Letter of Credit Obligation” has the meaning specified in the recitals hereto.

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, encumbrance, lien (statutory or otherwise), charge, title retention agreement or arrangement or other similar encumbrance of any nature that in substance secures payment or performance of an obligation.

“Mortgaged Property” means any Collateral which is real property.

“Noteholders” has the meaning specified in the recitals hereto.

“Note Indenture” has the meaning specified in the recitals hereto.

“Note Trustee” means The Bank of New York Mellon in its capacity as trustee under the Note Indenture, and any successor to it in such capacity.

“Notice” has the meaning specified in Section 5.01.

“Obligations” means all obligations of Teck and each Guarantor under or in connection with this Indenture, the Bonds or the Security Documents, including all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by Teck or a Guarantor to the Trustee or any Bondholder, in any currency or remaining unpaid by Teck or such Guarantor to the Trustee or any Bondholder, under or in connection with this Indenture, the Bonds or the Security Documents whether arising from dealings between the Trustee or any Bondholder, and Teck or such Guarantor or from any other dealings or proceedings by which the Trustee or any Bondholder, may be or become in any manner whatever a creditor of Teck or such Guarantor pursuant to this Indenture, the Bonds or the Security Documents, and wherever incurred, and whether incurred by Teck or such Guarantor alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses relating thereto.

“Officer’s Certificate” means a certificate executed by any officer of Teck that certifies as to the matters therein required.

“Order” means any order, judgment, injunction, decree, award or writ of a court, tribunal, arbitrator, Governmental Authority or other Person;

“Original Currency” has the meaning specified in Section 1.08(1).

“Other Currency” has the meaning specified in Section 1.08(1).

“Outstanding” means, as of any date, when used with reference to the Bonds, all Bonds previously certified and delivered hereunder and continuing outstanding, and all Bonds being certified on such date, if any, in each case regardless of the amount of Specified Debt to which any such Bonds then relate.

“Person” means a natural person, partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Authority, and pronouns have a similarly extended meaning.

“Pledge” means a pledge agreement between Teck and a Bondholder in respect of Senior Secured Pledge Bonds substantially in the form set out in Schedule “B”.

“PPSA” means the Personal Property Security Act (Ontario) as amended from time to time or any equivalent law of any other jurisdiction where Collateral is located.

“Rate of Exchange” means for any conversion from US Dollars to Canadian Dollars or from Canadian Dollars to US Dollars, the Bank of Canada noon rate for such conversions on the relevant date.

“Register” has the meaning specified in Section 2.08(1).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means an actual or potential discharge, deposit, spill, leak, pumping, pouring, emission, emptying, injection, escape, leaching, seepage or disposal of a Hazardous Materials which is or may be in breach of any Environmental Laws.

“Revolving Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent under the Revolving Credit Agreement and any successor to it in such capacity.

“Revolving Credit Agreement” has the meaning specified in the recitals hereto.

“Secured Indebtedness” means (i) obligations of Teck or a Guarantor that, in accordance with GAAP, would then be classified as a debt of Teck or a Guarantor and (ii) obligations under hedging or letter of credit arrangements of Teck or a Guarantor (whether or not such obligation would in accordance with GAAP then be classified as a debt of Teck or a Guarantor), and including for greater certainty all interest, fees and other amounts payable from time to time in respect of such obligations, and in respect of which Teck determines to make such obligations secured hereunder by the issuance of a Bond that is subject to a Pledge to secure all amounts owing from time to time in respect of such obligations.

“Security” has the meaning specified in the recitals hereto.

“Security Documents” means, collectively, the Guarantees, the Pledges, a general security agreement dated on or about the date hereof by Teck and certain Guarantors, a U.S. security agreement dated on or about the date hereof by certain Guarantors, any other security agreements, mortgages, and any other documents or instruments pursuant to which any Security has been granted to the Trustee or any Person on its behalf, from time to time, in each case, as security for the obligations of Teck or any Guarantor, as the case may be, in connection with this Indenture or a Guarantee.

“Senior Secured Pledge Bonds” means the senior secured pledge bonds issued, or to be issued, by Teck pursuant to Article 2 hereof, and individually, any one of them.

“Specified Debt” means Secured Indebtedness of Teck or a Guarantor incurred in connection with the Bridge Credit Agreement, the Term Credit Agreement, the Revolving Credit Agreement, the Bilateral Credit Agreements, the Letter of Credit Obligations, the Note Indenture, Independent Hedge Obligations, the Further Hedge Obligations and Additional Debt.

“Subsidiary” means, at any time, with respect to any Person, any other Person, if at such time the first mentioned Person (i) owns, directly or indirectly, securities or other ownership interests in such other Person, having ordinary voting power to elect a majority of the board of directors or persons performing similar functions for such other Person, and (ii) directly or indirectly, through the operation of any agreement or otherwise, has the ability to elect or cause the election of a majority of the board of directors or other persons performing similar functions for such other Person or otherwise exercises control over the management and policies of such other Person, and in either case will include any other Person in like relationship to a Subsidiary of such first mentioned Person.

“Teck Notes” has the meaning specified in the recitals hereto.

“Term Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent under the Term Credit Agreement and any successor to it in such capacity.

“Term Credit Agreement” has the meaning specified in the recitals hereto.

“Trustee” means CIBC Mellon Trust Company or its successors as trustee hereafter appointed in the manner provided in this Indenture.

“U.S. Dollars” and “U.S. $” each mean lawful money of the United States of America.

“Written Order” or “Written Request” means a written order or request of Teck signed in the name of Teck by an authorized officer and may consist of one or more instruments so executed.

Section 1.02 Gender and Number.

Words importing the singular include the plural and vice versa and words importing gender include all genders.

Section 1.03 Invalidity, etc.

Each of the provisions contained in this Indenture is distinct and severable and a declaration of invalidity, illegality or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provisions or part thereof of this Indenture.

Section 1.04 Headings, etc.

The division of this Indenture into Articles, Sections and Subsections, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

Section 1.05 Governing Law.

This Indenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Section 1.06 Jurisdiction.

Teck agrees, and the Trustee agrees for itself and each Bondholder, that any legal action or proceeding with respect to this Indenture may be brought by the Trustee or such Bondholder (to the extent permitted hereunder) in the courts of the Province of Ontario and such courts shall have non-exclusive jurisdiction to deal with all matters relating to the interpretation of, or enforcement of rights under, this Indenture and each of the parties hereto hereby irrevocably attorns to the non-exclusive jurisdiction of such courts. Nothing in this Section 1.06 shall affect the right of the Trustee to enforce any judgment obtained against Teck or any Guarantor in any jurisdiction in which any Collateral may be situate, or to enforce any rights hereunder against any Collateral in any such jurisdiction.

Section 1.07 Taxes.

(1) Teck agrees to pay when due any present or future stamp or documentary taxes or any other excise or property taxes, charges, duties, debits taxes or similar levies (all such taxes, charges, duties and levies being referred to as “Documentary Taxes”) which arise from the execution, delivery or registration of, or otherwise with respect to, this Indenture, the Guarantees or the Security.

(2) Teck shall indemnify the Trustee for the full amount of Documentary Taxes paid by the Trustee and any liability (including penalties, interest and expenses) arising from or with respect to such Documentary Taxes, whether or not they were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Trustee makes written demand for it. A certificate as to the amount of such Documentary Taxes submitted to Teck by the Trustee shall be conclusive evidence, absent manifest error, of the amount due from Teck to the Trustee.

(3) Teck shall furnish to the Trustee, when requested, the original or a certified copy of a receipt evidencing payment of Documentary Taxes made by Teck within 30 days after the date of any payment of Documentary Taxes.

(4) The provisions of this Section 1.07 shall survive the termination of this Indenture.

Section 1.08 Judgment.

(1) If for the purposes of obtaining judgment in any court it is necessary to convert all or any part of any amount due to the Trustee or the Bondholders under this Indenture in any currency (the “Original Currency”) into another currency (the “Other Currency”), Teck and the Trustee, to the fullest extent that they may effectively do so, agree that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Trustee or the Bondholders, as the case may be, could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgement is paid or satisfied.

(2) The obligations of any Person in respect of any sum due in the Original Currency from it to the Trustee or the Bondholders shall, notwithstanding any judgement in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Trustee or Bondholders of any sum adjudged to be so due in such Other Currency such Trustee or Bondholders may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Trustee or Bondholders in the Original Currency, the Person agrees, as a separate obligation and notwithstanding any such judgement, to indemnify the Trustee or Bondholders against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Trustee or Bondholders in the Original Currency, the Trustee or Bondholders agree to remit such excess to such Person.

Section 1.09 References.

Except as otherwise specifically provided, reference in this Indenture to any contract, agreement or any other instrument shall be deemed to include references to the same as varied, amended, supplemented or replaced from time to time and reference in this Indenture to any enactment including, without limitation, any statute, law, by-law, regulation, ordinance or order, shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time.

Section 1.10 Currency.

Except as otherwise specifically provided herein, all monetary amounts in this Indenture are stated in U.S. Dollars.

Section 1.11 Actions on Days Other than Business Days.

Except as otherwise specifically provided herein or in any Bond, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Business Day and, as a result, such payment cannot be made or action cannot be taken on such day, then such payment shall be made or such action shall be taken on the first Business Day after such day.

Section 1.12 Schedules.

The following are the Schedules attached hereto and incorporated by reference and deemed to be part hereof:

Schedule “A” – Form of Senior Secured Pledge Bond

Schedule “B” – Form of Senior Secured Pledge Bond Pledge Agreement

Schedule “C” – Form of Certificate for Tender of Additional Guarantees or Security to the Trustee

Schedule “D” – Senior Secured Pledge Bonds

Schedule “E” – Request for Release of Guarantee or Security

ARTICLE 2

GENERAL TERMS AND PROVISIONS OF BONDS

Section 2.01 Bonds Generally.

Each of the Bonds to be issued hereunder shall be entitled a “Teck Resources Limited – Senior Secured Pledge Bond” and such Bonds shall be issued only as collateral security for Secured Indebtedness constituting Specified Debt. All Bonds at any time Outstanding shall rank pari passu and be equally and rateably secured with all other Bonds, with the same right, Lien and entitlement with respect to the Collateral without preference, priority or distinction between Bonds on account of the date or dates, or the actual time or times, of issuance or maturity of the Bonds.

Section 2.02 Issue of Bonds.

The Senior Secured Pledge Bonds set out in Schedule D are hereby created and may forthwith be executed by Teck, certified by or on behalf of the Trustee and delivered by the Trustee to or upon the order of Teck to the initial holders, and in the amounts, set out in Schedule D. Additional Senior Secured Pledge Bonds may be issued at any time hereafter by Teck upon satisfaction of the conditions set forth in Section 2.07, and upon certification by the Trustee in accordance with the terms hereof in respect of Additional Debt.

Section 2.03 No Limitation on Issue.

The Senior Secured Pledge Bonds authorized to be issued pursuant to this Indenture shall be unlimited.

Section 2.04 Form of Bonds, Terms and Place of Payment.

Each Senior Secured Pledge Bond shall be substantially in the form set out in Schedule A and, in each case, shall be dated the date of certification by the Trustee, shall be payable on demand in lawful money of the United States of America at the principal address of the Trustee in Toronto, Ontario, Canada and shall bear interest from their respective dates at the rate of twenty-five percent (25%) per annum, both before and after maturity and default, with interest on overdue interest at the same rate. Each Bond shall be signed by any officer of Teck and delivered to the Trustee for certification and, upon compliance by Teck with the requirements of Section 2.07, the Trustee shall thereupon certify and deliver such Bonds to Teck, or upon the Written Order of Teck. No Bond shall be issued or, if issued, shall entitle the holder thereof to any right or benefit under this Indenture or shall be valid for any purpose until such certificate of authentication in the form set out in the applicable form of Bond attached hereto shall have been duly executed by the Trustee. Such certificate of the Trustee upon Bonds executed by or on behalf of Teck shall be conclusive evidence as against Teck that the Bonds so certified have been duly executed, certified and delivered under this Indenture and are valid and binding obligations of Teck and that the holder thereof is entitled to the benefits of this Indenture and the Security Documents. The certificate of the Trustee shall not be construed as a representation or warranty of the Trustee as to the validity or enforceability of the Indenture, the Security Documents or the Bonds. The Trustee shall not be answerable for the use made of any Bond, or for the proceeds thereof.

Section 2.05 Form of Legend for Bonds.

Each Bond certified and delivered by the Trustee shall bear a legend in substantially the following form:

THIS SENIOR SECURED PLEDGE BOND IS SUBJECT TO THE TERMS AND CONDITIONS OF A BOND PLEDGE AGREEMENT DATED AS OF — BETWEEN TECK RESOURCES LIMITED AND — MADE IN ACCORDANCE WITH SECTION 2.06 OF THE INDENTURE.

THIS BOND IS A SENIOR SECURED PLEDGE BOND WITHIN THE MEANING OF THE INDENTURE. THIS BOND MAY NOT BE TRANSFERRED OR EXCHANGED IN WHOLE OR IN PART, AND NO TRANSFER OF THIS BOND IN WHOLE OR IN PART MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Section 2.06 Mandatory Provisions of Bonds.

Each Bond shall be delivered subject to a Pledge and shall be subject to the following conditions and restrictions, which shall be set out in the Pledge related to such Bond which Pledge shall be referenced or legended in such Bond:

(a)	such Bond or any interest in such Bond shall not be transferable or negotiable except to an assignee of the entire Specified Debt secured by such Bond or to an assignee or successor of the Applicable Depository in respect of the Specified Debt secured by such Bond, in each case in accordance with the terms governing the applicable Specified Debt, and only in conjunction with an assignment and assumption of the related Pledge or the entering into by the assignee of a Pledge in respect of such Bond complying with this Section 2.06; and

(b)	notwithstanding the principal amount of such Bond, or the rate of interest expressed to be payable thereon, or that such Bond may be expressed to be payable on demand or any other terms of the Bond, the related Pledge or the Indenture, such Bond shall constitute an obligation of Teck to the holders thereof or such other Person in whose favour the Specified Debt secured by such Bond is owed only to the extent of the lesser of:

(i)	the outstanding principal amount of Specified Debt, and interest and other amounts payable pursuant to such Specified Debt, collaterally secured by such Bond at the time of calculation; and

(ii)	the principal amount of such Bond and interest accrued thereon,

provided, however, that no Bond shall be deemed to have been redeemed only by reason of Teck having no indebtedness or liability to the holder thereof or the Person or Persons in whose favour any Specified Debt is secured by any such Pledge at any time while such Bond is so Pledged; and the principal amount of such Bond, and interest and other amounts payable in respect of such Bond, shall be payable only in accordance with the payment provisions applicable to the relevant Specified Debt.

Section 2.07 Conditions Precedent to Delivery of any Bonds.

Bonds shall be executed by or on behalf of Teck and delivered to the Trustee and thereupon shall be certified by the Trustee and delivered to Teck, or upon the Written Order of Teck, but only following the receipt by the Trustee of:

(a)	a Written Order of Teck as to the delivery of such Bonds:

(i)	stating the names and addresses of the Applicable Depositories to whom a Bond is to be issued;

(ii)	stating the principal amount of each Bond to be issued and the date and place of delivery of each such Bond which principal amount will secure the US Dollar equivalent amount (based on the Rate of Exchange) of any Specified Debt denominated in a currency other than US Dollars;

(iii)	certifying that (A) no event of default has occurred and is continuing under this Indenture, (B) no event of default has occurred and is continuing under any document governing the terms of any Specified Debt or any document pursuant to which any Additional Debt has been issued, and (C) the issuance of such Bonds will not result in (x) an Event of Default under this Indenture, or (y) an event of default under any such other agreement document or indenture;

(iv)	certifying that such Bonds are to be delivered subject to a Pledge to be executed and delivered on the date of issuance of such Bonds, and are being issued for the purposes described in Section 2.01; and

(v)	containing any other provisions deemed advisable by Teck which do not conflict with the provisions hereof.

(b)	a duly executed copy of the Pledge relating to such Bond.

Section 2.08 Transfer and Register.

(1) Teck shall cause to be kept by and at the principal corporate trust office of the Trustee in the City of Toronto, Ontario or at such other place or places (if any) as Teck may designate with the approval of the Trustee, by the Trustee or such other registrar as Teck may appoint, a register (the register maintained for such purposes in such office and at such other place or places being herein sometimes collectively referred to as the “Register”) in which shall be entered the names and addresses of the Bondholders and particulars of the Bonds held by them. The Trustee is hereby appointed registrar for the purpose of the Bonds and transfers thereof as herein provided.

(2) Each Senior Secured Pledge Bond issued pursuant to Section 2.02 and certified by the Trustee shall be registered in the name of the Applicable Depository and delivered to such Applicable Depository. None of Teck or the Trustee shall have any responsibility or liability for any aspects of the records relating to or payments made by any Applicable Depository on account of any beneficial interest in any Senior Secured Pledge Bond or any Specified Debt. Except as provided in this Section 2.08, owners of beneficial interests in any Bond shall not be entitled to have Bonds registered in their names, shall not receive or be entitled to receive Bonds in definitive form and shall not be considered owners or holders thereof under this Indenture.

(3) Notwithstanding any other provision in this Indenture, no Bond may be transferred or exchanged in whole or in part, and no transfer or exchange of a Bond in whole or in part may be registered, except in compliance with Section 2.06(a) hereof.

(4) Any transfer or exchange of a Bond permitted in accordance with this Section 2.08 for Bonds in registered form may be made in whole or in part in accordance with the provisions of Section 2.08(5), mutatis mutandis. All such Bonds issued in exchange for a Bond or any portion thereof shall be registered in such names as the Applicable Depository shall direct and shall be entitled to the same benefits and be subject to the same terms and conditions (except insofar as they relate specifically to such Bonds) as the Bond or a portion thereof surrendered upon such exchange and shall be subject to a Pledge.

(5) No transfer or exchange of a Bond shall be valid unless made on the Register by the registered holder thereof or such registered holder’s administrator or other legal representative or by its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar, upon surrender of such Bond together with a written instrument of transfer satisfactory to the Trustee or other registrar and duly executed by such registered holder or such legal representative or such duly authorized attorney and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe and upon payment by (or on behalf of) such registered holder of any charges which Teck or the Trustee may make as provided in Section 2.09. Upon the surrender for the registration of transfer of any such Bond permitted in accordance with this Section 2.08, Teck shall execute and the Trustee shall certify and deliver, at the option of the transferee and subject to Section 2.06 and the other provisions hereof, a new Bond, registered in the name of the transferee, of the same aggregate principal amount (or part thereof, as the case may be), maturity and interest rate as the surrendered Bond. After the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that regard required by this Indenture, the transferee of a Bond shall be entitled to be entered on the Register as the holder of such Bond. Any Bond issued hereunder must be issued in compliance with Section 2.06, Section 2.08(3) and Section 2.08(4) and shall be subject to a Pledge.

Section 2.09 Regulations with Respect to Exchanges and Transfers.

In all cases in which the privilege of exchanging Bonds or registering the transfer of Bonds is permitted pursuant to Section 2.08 and is exercised, Teck shall execute and the Trustee shall certify and deliver Bonds in accordance with the provisions of this Indenture. All Bonds surrendered for exchange or registration of transfer shall forthwith be cancelled by the Trustee. For every exchange or registration of transfer of Bonds, whether temporary or definitive, Teck or the Trustee, as a condition precedent to the privilege of making such exchange or registration of transfer, may make a charge sufficient to reimburse it for any tax or other governmental charge required to be paid with respect to such exchange or registration of transfer. No other charge shall be made to the Bondholder in connection with such exchange or registration of transfer to pay the cost of preparing each new Bond issued upon such exchange or registration of transfer.

Section 2.10 Bonds Mutilated Defaced, Destroyed, Stolen or Lost.

In case any Bond shall become mutilated or defaced, or be destroyed, stolen or lost, Teck shall, subject to applicable Law, execute, and thereupon the Trustee shall certify and deliver, a new Bond of like date and tenor as the Bond so mutilated, defaced, destroyed, stolen or lost, in exchange and substitution for such mutilated or defaced Bond or in lieu of or in substitution for such destroyed, stolen or lost Bond, upon filing with the Trustee evidence satisfactory to Teck and the Trustee in their discretion that such Bond has been destroyed, stolen or lost and proof of ownership thereof, and upon furnishing Teck and the Trustee with an indemnity in an amount and form satisfactory to each of them in their discretion and complying with such other reasonable terms and conditions as Teck and the Trustee may prescribe and paying such reasonable charges and expenses as the Trustee may incur in connection therewith. All mutilated or defaced Bonds surrendered to the Trustee pursuant to this Section 2.10 shall be cancelled by it. Any new Bond authenticated and delivered pursuant to this Section 2.10 in substitution for a

Bond mutilated or defaced or alleged to be destroyed, stolen or lost shall constitute an original and not an additional contractual obligation on the part of Teck, whether or not the Bond so alleged to be destroyed, stolen or lost constitutes a contractual obligation at any time enforceable by anyone. Any new Bond authenticated and delivered pursuant to this Section 2.10 shall be entitled to all the benefits of this Indenture and the Security equally and rateably in accordance with the terms of Section 2.01. Any Bonds issued pursuant to this Section 2.10 must be issued in accordance with Section 2.06 and be made subject to a Pledge.

Section 2.11 Registers Open for Inspection.

The Register referred to in Section 2.08 shall be open during regular business hours for inspection by Teck, the Trustee or any Bondholder. Every registrar (including the Trustee) shall from time to time when requested so to do by Teck or by the Trustee furnish Teck or the Trustee with a list of the names and addresses of holders of Bonds entered on the Register kept by such registrar and showing the principal amount of the Bonds held by each such holder. The Trustee shall furnish any Bondholder, upon request, with a list of the names and addresses of holders of Bonds entered on the Register kept by it, and showing the principal amount of the Bonds held by such holders and may provide to any Bondholder a copy of the list of the names and addresses of holders of Bonds maintained by a registrar other than it, to the extent that the other registrar has provided its list to the Trustee.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.01 General Representations and Warranties.

Teck represents and warrants to the Trustee, for the benefit of the Bondholders, as follows:

(a)	Incorporation and Qualification. (X) Teck (i) is a corporation duly continued, and validly existing under the laws of Canada, and (ii) has all requisite corporate power and authority to enter into and perform its obligations under this Indenture and the Security Documents to which it is a party, and (Y) each Guarantor (at the time of delivery of its Guarantee) (i) is duly organized under the laws of its jurisdiction of organization, and (ii) has all requisite corporate or partnership power and authority to enter into and perform its obligations under the Security Documents to which it is a party.

(b)

Corporate Action, Governmental Approvals, etc. The execution and delivery of this Indenture, the Bonds and the Security Documents delivered to the Trustee on the date hereof, and the performance by it, and each Guarantor, of its obligations under this Indenture, the Bonds and the Security Documents delivered to the Trustee on the date hereof, have been duly authorized by all necessary corporate action, including, without limitation, the obtaining of all necessary shareholder consents. No authorization, consent, approval, registration, qualification, designation, declaration or filing with any Governmental Authority or other Person, is necessary in connection with the execution, delivery and performance of its obligations under this Indenture, the Bonds and the Security Documents delivered to the Trustee on the date hereof, except as are in full force and effect, at the date hereof, and except for the customary filings of, or in respect of security created by, the Security Documents.

(c)	Execution and Binding Obligation. This Indenture, the Bonds and the Security Documents delivered to the Trustee on the date hereof, have been duly executed and delivered by it, and where applicable each Guarantor, and constitute legal, valid and binding obligations of it and, where applicable, each Guarantor, enforceable against it or such Guarantor in accordance with their respective terms, subject to standard qualifications applicable to a legal opinion as to enforceability.

Section 3.02 Repetition of Representations and Warranties

The representations and warranties of Teck contained in Section 3.01(a) shall be deemed to be repeated with effect from each date on which additional Security shall be delivered to the Trustee pursuant to Section 6.01, in relation to the Security Documents being delivered to the Trustee on such date.

ARTICLE 4

COVENANTS

Section 4.01 Covenants of Teck.

So long as any Bond shall be Outstanding hereunder, Teck hereby covenants and agrees as follow:

(a)	Punctual Payment. To pay or cause to be paid the principal of and interest and other amounts due on the Bonds in accordance with the terms of the Bonds, the related Pledge Agreement and the Indenture upon a declaration pursuant to Section 8.03(a).

(b)	Further Assurances. To make and execute, or cause to be made or executed, any and all further indentures, acts, deeds, conveyances, assignments, instruments or assurances as may be reasonably required by the Trustee for carrying out the intention of this Indenture.

ARTICLE 5

NOTICE

Section 5.01 Notice to Teck.

Any notice, order, request or other communication (collectively, a “Notice”) to Teck under the provisions hereof shall be in writing and shall be valid and effective if delivered or sent by electronic communication to the Chief Financial Officer of Teck, and, if so delivered or sent, shall be deemed to have been given at the time of delivery or sending by electronic communication. Any Notice made by delivery or sent by electronic communication on a day other than a Business Day, or after 4:00 p.m. (Toronto time) on a Business Day, shall be deemed to be received on the next following Business Day. Teck may from time to time notify the Trustee of a change in address or electronic communication number which thereafter, until changed by like notice, shall be the address or electronic communication number of Teck for all purposes of this Indenture. Until Teck notifies the Trustee of any change in address or electronic communication number, notices shall be given to Teck as follows:

Teck Resources Limited

550 Burrard Street

Suite 3300

Vancouver, BC

V6C 0B3

Attention:        Chief Financial Officer

Facsimile:        (604) 699-4750

Section 5.02 Notice to Bondholders.

Any Notice to the Bondholders under the provisions hereof shall be in writing and shall be valid and effective if delivered to such Bondholders, at their addresses appearing in any of the Registers and shall be deemed to have been given at the time of delivery. Any Notice made by delivery on a day other than a Business Day, or after 4:00 p.m. (Toronto time) on a Business Day, shall be deemed to be received on the next following Business Day. All Notices to joint holders of any Bond may be given to whichever one of the joint holders thereof is named first in the Registers, and any Notice so given shall be sufficient notice to all such joint Bondholders. Bondholders may from time to time notify Teck and the Trustee of a change of address which thereafter, until changed by the like notice, shall be the address of the Bondholder for all purposes of this Indenture.

Section 5.03 Notice to the Trustee.

Any Notice to the Trustee under the provisions hereof shall be in writing and shall be valid and effective if delivered or sent by electronic communication to the Junior Trust Officer and, if so delivered or sent shall be deemed to have been given at the time of delivery or sending by electronic communication. Any Notice made by delivery or sent by electronic communication on a day other than a Business Day, or after 4:00 p.m. (Toronto time) on a Business Day, shall be deemed to be received on the next following Business Day. The Trustee may from time to time notify Teck of a change in address or electronic communication number which thereafter, until changed by the like notice, shall be the address or electronic communication number of the Trustee for all purposes of this Indenture. Until the Trustee notifies Teck of any changes in address or electronic communication number, notices shall be given to the Trustee as follows:

CIBC Mellon Trust Company

320 Bay Street, P.O. Box 1

Toronto, ON M5H 4A6

Attention:        Executive Director, Corporate Trust Services

Facsimile:        416-643-5570

ARTICLE 6

DELIVERY OF GUARANTEES AND SECURITY

Section 6.01 Delivery of Guarantees and Security

Teck may at any time and from time to time deliver to the Trustee such Guarantees of Subsidiaries of Teck, and such Security Documents, either of Teck or of a Guarantor, and such amendments, supplements or replacements for any of the foregoing, as may from time to time be required by the terms of any Specified Debt or as Teck may determine to be appropriate. All such deliveries of Guarantees and/or Security Documents shall be accompanied by a certificate of Teck in the form of Schedule C. Upon receipt of such Guarantees and/or Security Documents and certificate, the Trustee shall hold such Guarantees and/or Security Documents hereunder as trustee on behalf of all Bondholders, regardless of whether such delivery may be required by, or pursuant to, the terms of any particular Specified Debt. The Trustee is hereby authorized to enter into, accept and execute any and all Security Documents.

ARTICLE 7

MEETINGS AND

RESOLUTIONS OF BONDHOLDERS

Section 7.01 Right to Convene a Meeting.

The Trustee may at any time and from time to time and shall, on receipt of a Written Request of Teck or a Bondholder’s Request and upon receiving funding and being indemnified to its reasonable satisfaction by Teck or by the Bondholders signing such Bondholder’s Request, as the case may be, against the costs that may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Bondholders. If the Trustee fails, within thirty (30) days after receipt of such request and funding and indemnity, to give notice convening such meeting, Teck or such Bondholders, as the case may be, may convene such meeting. Every meeting shall be held in the City of Toronto or at such other place as may be approved or determined by the Trustee.

Section 7.02 Notice.

At least fifteen (15) but not more than thirty (30) days’ notice of any meeting shall be given to the Bondholders in the manner provided in Article 5 and a copy thereof shall be sent to the Trustee in the manner set out in Article 5 unless the meeting has been called by the Trustee, and to Teck unless the meeting has been called by Teck. Such notice shall (i) state the time when and the place where the meeting is to be held; and (ii) set out the general nature of the business to be transacted thereat. It is not necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 7.

Section 7.03 Chairperson.

An individual, who need not be a Bondholder, nominated in writing by the Trustee or if the meeting has not been called by the Trustee, by the person calling the meeting, shall be the chairperson of the meeting. If no individual is so nominated, or if the individual so nominated is not present within thirty (30) minutes after the time fixed for the holding of the meeting, the Bondholders present in person or by proxy may choose any individual present to be chairperson.

Section 7.04 Quorum.

Unless otherwise provided in this Indenture:

(i)	at any meeting of Bondholders, a quorum shall consist of 2 or more Bondholders present in person or by proxy and representing more than fifty percent (50%) of the Aggregate Indebtedness of all Outstanding Bonds;

(ii)	if a quorum of Bondholders is not present within thirty (30) minutes after the time fixed for holding the meeting, the meeting shall be adjourned without notice to the same day in the next week (unless such day is not a Business Day in which case it shall stand adjourned to the next following Business Day thereafter) at the same time and place, unless the chairperson appoints some other place, day or time, of which not less than (7) days’ notice shall be given in the manner provided in Article 5;

(iii)	at the adjourned meeting, other than a meeting to consider an Extraordinary Resolution the Bondholders present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they do not represent fifty percent (50%) of the Aggregate Indebtedness of all Outstanding Bonds; and

(iv)	at an adjourned meeting to consider an Extraordinary Resolution, a quorum shall consist of 2 or more Bondholders present in person or by proxy and representing seventy five percent (75%) of the Aggregate Indebtedness of all Outstanding Bonds.

Section 7.05 Power to Adjourn.

The chairperson of any meeting at which a quorum of the Bondholders is present may, with the consent of the Bondholders present, adjourn such meeting and no notice of such adjourned meeting need be given except such notice, if any, as the meeting so adjourned may resolve.

Section 7.06 Poll.

On every resolution and on any other question submitted to a meeting when demanded by the chairperson or by any Bondholder acting in person or by proxy, a poll shall be taken in such manner as the chairperson directs.

Section 7.07 Voting.

On a show of hands, every Person who is present and entitled to vote, whether as a Bondholder or as proxy for one or more absent Bondholders or both, shall have one vote. On a poll, each Bondholder present in person or represented by proxy shall be entitled to one vote in respect of each One Thousand Dollars ($1,000) of principal amount of Aggregate Indebtedness of which it is then the holder. A proxy need not be a Bondholder. In the case of joint registered holders of a Bond, any one of them in person or represented by proxy at the meeting may vote in the absence of the other or others; but if more than one of them is present in person or represented by proxy, they shall vote together in respect of the Bonds of which they are joint registered holders. Each Applicable Depository may appoint or cause to be appointed a Person or Persons as proxies and shall designate the number of votes entitled to each such Person, and each such Person shall be entitled to be present at any meeting of Bondholders and shall be the Persons entitled to vote at such meeting in accordance with the number of votes set out in the Applicable Depository’s designation. Subject to the provision of Section 7.08, in the case of Bonds held by a Person other than an individual, an officer or representative of such Person may vote the Bonds held by it unless there shall be more than one officer or representative of such Person present at the meeting, and those officers or individuals present do not agree on how the Bonds may be voted, in which case a written proxy shall be required to determine who may vote the Bonds and how such Bonds are to be voted.

Section 7.08 Regulations.

The Trustee may from time to time make and vary such regulations as it shall think fit providing for and governing:

(i)	the voting by proxy by Bondholders and the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed, and the production of the authority of any Person signing on behalf of the Bondholder appointing such proxy;

(ii)	the deposit of the instruments appointing proxies at such place or places as the Person convening the meeting may in the notice convening the meeting direct, and the time before the holding of the meeting or adjourned meeting at which the same shall be deposited; and

(iii)

the lodging of instruments appointing proxies at some place or places other than the place at which the meeting is to be held and for enabling particulars of such instruments to be delivered or sent by electronic communication before the meeting to Teck or to the Trustee at the place where the same is to be held, such that proxies so deposited may be voted upon as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. The Trustee may dispense with any such deposit and permit Bondholders to make proof of ownership in such other manner, if any, as the Trustee may approve. Except as aforesaid and as provided in such regulations, the only Persons who shall be recognized at any such meeting as the Bondholders or as entitled to be present and vote at any such meeting shall be the registered holders of Bonds and Persons duly appointed as proxyholders.

Section 7.09 Trustee May Be Represented.

The Trustee, by its respective officers, directors and employees, and the legal advisors of the Trustee and the Bondholders may attend any meeting of the Bondholders, but shall have no vote as such.

Section 7.10 Powers Exercisable by Extraordinary Resolution.

Subject to Section 7.15 and Article 8 and in addition to all other powers conferred upon them by other provisions of this Indenture or law, at a meeting of the Bondholders, the Bondholders shall have the following powers, exercisable from time to time by Extraordinary Resolution:

(i)	power to sanction any modification or amendment to this Indenture or to sanction any abrogation, alteration, compromise or arrangement of the rights of the Bondholders or the Trustee or any of them against Teck or any other Person or against its undertaking and assets or any part thereof, whether such rights arise under this Indenture, any other agreement or document in respect of the Security Documents or the Bonds or otherwise, provided that the rights or obligations of the Trustee hereunder may not be modified, abrogated, altered or compromised without the consent of the Trustee;

(ii)	power to direct or authorize the Trustee to exercise or refrain from exercising any power, right, remedy or authority given to it by this Indenture or any other agreement or document in respect of the Security Documents or the Bonds or otherwise in any manner specified in such Extraordinary Resolution;

(iii)	power to waive and direct the Trustee to waive any Event of Default on the part of Teck or any other Person in complying with any provision of this Indenture or the Bonds and to annul and to direct the Trustee to annul any declaration made by the Trustee pursuant to Article 8, either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(iv)	power to sanction the exchange of Bonds for, or the conversion of Bonds into bonds, debentures, notes or any other securities or obligations of Teck or any other body corporate or other entity formed or to be formed and power to sanction the distribution in specie to Bondholders of such bonds, debentures, notes, shares, warrants or other securities or obligations;

(v)	power to repeal, modify or amend any Extraordinary Resolution previously passed by the Bondholders;

(vi)	power to establish and dissolve a committee, and to provide for the appointment of members thereof, to consult with the Trustee and to delegate to such committee (subject to such limitations, if any, as may be prescribed in the Extraordinary Resolution) all or any of the powers that the Bondholders can exercise by Extraordinary Resolution under the foregoing paragraphs (i) to (v). Such committee shall consist of such number of Persons as prescribed in the Extraordinary Resolution establishing it, and, unless otherwise provided, the members need not themselves be Bondholders. Subject to the Extraordinary Resolution establishing it and providing for the appointment of members thereof, every such committee may elect its chairperson and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedures generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or by resolution signed by a majority of members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater. All acts of any such committee within the authority delegated to it shall be binding upon all Bondholders;

(vii)	power to remove the Trustee and appoint a new Trustee subject, however, to Article 9 hereof; and

(viii)	power to file and prove a claim or debt against Teck or any Guarantor in any proceedings involving Teck, any Guarantor or any other Person and to generally act for and on behalf of the Bondholders in any such proceedings and to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or securities of Teck, any Guarantor or any other Person.

Section 7.11 Powers Cumulative.

Any one or more of the powers and any combination of the powers in this Indenture stated to be exercisable by the Bondholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the right of the Bondholders to exercise such powers thereafter from time to time.

Section 7.12 Minutes.

Minutes of all resolutions and proceedings at every meeting of the Bondholders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of Teck, and any such minutes, if signed, by the chairperson of the meeting at which resolutions were passed or proceedings had, or by the chairperson of the next succeeding meeting of the Bondholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.

Section 7.13 Binding Effect of Resolutions.

Every Extraordinary Resolution passed in accordance with the provisions hereof at a meeting of Bondholders or by an instrument in writing in lieu of a meeting of Bondholders shall be binding upon all Bondholders and each Bondholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution or instrument in writing.

Section 7.14 Instruments in Writing.

All actions that may be taken and all powers that may be exercised by the Bondholders by Extraordinary Resolution may also be taken and exercised by an instrument in writing signed in one or more counterparts by Bondholders representing seventy-five percent (75%) of the Aggregate Indebtedness in respect of all Bonds then Outstanding and the term “Extraordinary Resolution”, when used in this Indenture, shall include an instrument so signed.

Section 7.15 Deemed Consent of Bondholders.

Notwithstanding the provisions of this Indenture, if an Event of Default has occurred and is continuing, and as a result:

(a)	a Bondholder is entitled to and does, in a Bondholder’s Request, request the Trustee to proceed to realize upon the Security Documents and to enforce its rights as set forth in Article 8, unless such Bondholder (or the Bondholders by Extraordinary Resolution) rescinds such request, the remaining Bondholders shall be deemed to have consented to such Bondholder’s Request; and

(b)

if a Bondholder is entitled to, and by Bondholder Resolution requests the Trustee to, proceed to realize upon the Security Documents and to enforce its rights as set forth in Article 8, and such Bondholder thereafter rescinds such request by a subsequent Bondholder’s Request, then unless (i) the Bondholders by Extraordinary Resolution have instructed the Trustee to realize upon the Security

Documents, or (ii) a Bondholder has delivered a separate Bondholder’s Request requesting the Trustee to proceed to realize upon the Security Documents, the remaining Bondholders shall be deemed to have consented to such Bondholder’s Request.

Section 7.16 Available Commitments

In order to determine the total Aggregate Indebtedness for purposes of the definition of “Extraordinary Resolution” and for the purposes of Section 7.07, the Trustee may conclusively rely upon a certificate of a Bondholder setting forth the Aggregate Indebtedness in respect of any outstanding Bond pledged to such Bondholder. If any Bondholder fails to provide the Trustee with a certificate setting forth such Bondholder’s Aggregate Indebtedness as aforesaid within 7 days after the written request for such certificate has been received by such Bondholder from the Trustee (such Bondholder being referred to in this Section 7.16 as a “Defaulting Bondholder”), the Trustee shall for purposes of any determination required at such time, consider such Defaulting Bondholder’s Aggregate Indebtedness to be nil.

ARTICLE 8

DEFAULT

Section 8.01 Event of Default.

Each of the following events is hereby declared an “Event of Default”:

(a)	Teck fails to pay any amount of the principal amount of or interest accrued on any Bond as and when the same shall have been demanded in accordance with the terms of such Bond, this Indenture and the related Pledge and 10 days’ notice shall have been given to the Trustee and each Bondholder by the Bondholder to whom payment shall not have been made of such failure to pay, and such non-payment shall not have been cured, or the Bondholder giving such Notice shall not have withdrawn such Notice, within such 10 day period following the giving of such Notice; or

(b)	Teck fails to observe or perform any term, covenant or agreement contained in this Indenture or in any of the Security Documents and such failure remains unremedied for sixty (60) days following notice of such failure by the Trustee to Teck.

Section 8.02 Waiver of Default.

(a)	If one or more Bonds shall have been declared due and payable and the Trustee shall have become bound to enforce the Security Documents, the Trustee shall cease to enforce the Security Documents:

(i)	if the Trustee is directed to cease to enforce the Security Documents pursuant to an Extraordinary Resolution, in circumstances where the

Trustee was previously instructed to enforce the Security Documents pursuant to an Extraordinary Resolution; and

(ii)	if the Trustee is directed to cease to enforce the security pursuant to a Bondholder’s Request executed by the Bondholder who previously instructed the Trustee pursuant to a Bondholder’s Request to enforce the Security.

Upon receipt of such subsequent Extraordinary Resolution or Bondholder’s Request, as the case may be, the Trustee shall thereupon cease to enforce the Security Documents upon such terms and conditions as are prescribed in such Extraordinary Resolution or Bondholder’s Request, as the case may be, provided that no act or omission of either the Trustee or of any one or more of the Bondholders shall extend to or in any manner whatsoever affect any subsequent event in which the Security Documents shall become enforceable.

(b)	If the Security Documents shall have become enforceable and the Trustee shall have taken any steps pursuant to the provisions of this Indenture to enforce the Security Documents and subsequently the Trustee is directed in accordance with clause (a) above to cease to enforce the Security Documents, the Trustee shall at the request and at the cost of Teck take such action as may reasonably be required to restore the position which prevailed immediately prior to the taking of such steps by the Trustee, subject, however, to any condition or conditions imposed in the Extraordinary Resolution or Bondholder’s Request, as the case may be, directing the Trustee to cease to enforce the Security, and neither the Trustee nor any receiver, receiver/manager or receiver and manager therefore appointed by the Trustee or by a court shall incur any liability by reason of the taking of such steps.

(c)	For greater certainty, notwithstanding any other provision of this Indenture, if the Security shall become enforceable and the Trustee shall become bound to enforce the Security, the Trustee may only be directed to cease to enforce the Security (i) pursuant to a written Extraordinary Resolution or Bondholder’s Request, as the case may be, signed by each Bondholder who has demanded payment of any principal or interest owing under or secured by any of the Bonds pledged to such Bondholder and who has signed a written Extraordinary Resolution or Bondholder’s Request, as the case may be, directing the Trustee to enforce the Security, or (ii) if instructed by an Extraordinary Resolution passed at a meeting of Bondholders directing the Trustee to cease to enforce the Security.

Section 8.03 Remedies in Case of Default.

(a)

If an Event of Default has occurred and is continuing, (i) any Bondholder may, by Bondholder’s Request, declare its Bond, and (ii) the Bondholders collectively may by Extraordinary Resolution declare all Bonds, to be immediately due and payable (subject to Section 2.06) and in each case instruct the Trustee to take such legal action or proceedings as it deems expedient to protect and enforce its rights and the rights of the Bondholders under this Indenture, including the commencement of enforcement proceedings as provided in this Article 8, and the Trustee shall, upon receipt of a Bondholder’s Request and upon receiving sufficient funds to commence the exercise of such powers, and an indemnity satisfactory to it against all costs, expenses and liabilities to be incurred, exercise during and for such period as the Event of Default is continuing, one or more of the remedies available to it under any or all of the Security Documents.

Section 8.04 Application of Proceeds of Realization of Security.

Except as otherwise provided in this Indenture, by law or by order of a court or by any Extraordinary Resolution, the monies arising from the enforcement of any remedy provided for herein, including, without limitation, the carrying on of the business of Teck or any Guarantor and the sale or other realization of the whole or any part of the Collateral, whether under any sale by the Trustee or by judicial process or otherwise, shall be held by the Trustee and, together with any other monies then or thereafter in the hands of the Trustee available for the purpose, shall be applied by the Trustee as follows:

(a)	firstly, to pay all Liens on the Collateral ranking (or capable of ranking) in priority to the Security or to keep in good standing any such prior Lien;

(b)	secondly, to pay all amounts due to the Trustee hereunder;

(c)	thirdly, in payment of all amounts outstanding on each Specified Debt (determined in accordance with Section 8.08(2) in the proportion, for each payment to be made by the Trustee, as all such amounts owing on each Specified Debt is of the aggregate amount owing on all Specified Debt; and

(d)	fourthly, the surplus, if any, of such money shall be paid to Teck or its assigns or otherwise in accordance with applicable law.

Section 8.05 Termination of Proceedings.

In case any proceedings taken by the Trustee on account of any Event of Default shall have been discontinued or abandoned for any reason, then in every such case Teck, the Guarantors, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies, powers and duties of the Trustee shall continue as though no such proceeding had been taken.

Section 8.06 Bondholders’ Direction of Proceedings.

Notwithstanding anything in this Indenture to the contrary, the Bondholders by ordinary resolution passed pursuant to Article 7, or by resolution of a committee established pursuant to Section 7.10(vi), shall have the right to direct the method of conducting all remedial proceedings to be taken by the Trustee hereunder, provided that such direction shall be in accordance with law and the provisions of this Indenture. The Trustee shall be authorized to carry out the terms of any such direction absolutely and shall have no duty to consider or ascertain whether such direction may have a prejudicial effect on any particular Bondholder.

Section 8.07 Limitation on Rights of Bondholders.

No holder of any Bond shall have any right to institute any suit, action or other proceeding or to exercise any other remedy authorized by this Indenture except as may be expressly permitted herein for the protection or enforcement of any right or remedy under this Indenture, unless such holder shall have given to the Trustee written notice of the Event of Default on account of which such suit, action or proceeding is to be taken, a Bondholder’s Request requesting the Trustee to institute such suit, action or proceeding shall have been delivered to the Trustee, after the right to exercise such powers or right of action, as the case may be, shall have occurred, the Trustee shall have been afforded a reasonable opportunity either to proceed to exercise the powers herein granted or granted under the law or to institute such action, suit or proceeding in its name and there shall have been offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities to be incurred in connection therewith, and the Trustee shall have refused or neglected to comply with such request within a reasonable time. Such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the execution by the Trustee of the powers under this Indenture or at law. It is understood and intended that no one or more Bondholders hereby secured shall have the right in any manner whatever by his, her or their action to affect, disturb or prejudice the security of this Indenture or to enforce any right under this Indenture or the Security Documents or under law with respect to the Bonds or this Indenture, except in the manner herein provided, and that all proceedings at law or in equity shall be instituted and maintained in the manner herein provided and for the benefit of all Bondholders.

Section 8.08 Trustee’s Discretion and Calculation of Amounts Payable.

(1) Whenever monies are to be applied by the Trustee pursuant to the provisions of Section 8.04, monies shall be applied by the Trustee at such times, and from time to time, as the Trustee in its sole discretion shall determine, having due regard to the amount of such monies available for application and the likelihood of additional monies becoming available for such application in the future. Whenever the Trustee shall exercise such discretion in applying such monies, it shall fix the date upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate for the fixing of any such date.

(2) For purposes of the provisions of Section 8.04, the amount due on any Bond shall be equal to the lesser of (a) the face amount of such Bond plus accrued and unpaid interest thereon and (b) the aggregate amount of Specified Debt secured by the Bond (including accrued and unpaid interest, the mark-to-market exposure (calculated in accordance with the usual practice of the holder of the applicable Specified Debt) in respect of hedging arrangements of the Borrower or the Guarantors at such time, the undrawn face amount of any outstanding letters of credit, and other amounts payable pursuant to such Specified Debt) at such time expressed in

U.S. Dollars based on the equivalent amount of Specified Debt secured thereby denominated in a currency other than U.S. Dollars. For purposes of determining such aggregate amount owing, the Trustee may rely, in the absence of manifest error, on a certificate of the Applicable Depository setting forth in detail the aggregate amount owing by Teck from time to time pursuant to the applicable Specified Debt for which the Bond was pledged to such Bondholder.

(3) Payment of any Bond pursuant to Section 8.04 shall be made to the Bondholder upon presentation of such Bond and any such Bond thereby paid in full shall be surrendered or, if partially paid, a memorandum of such payment shall be endorsed thereon, but the Trustee may in its discretion dispense with presentation and surrender or endorsement upon such indemnity being given as the Trustee shall deem sufficient.

Section 8.09 Remedies Not Exclusive.

No single remedy herein conferred upon or reserved to the Trustee or to the Bondholders by this Indenture is intended to be exclusive of any other remedy or remedies herein conferred, and each and every such remedy shall be cumulative.

Section 8.10 No Waiver of Default.

No delay or omission by the Trustee or by any Bondholder to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or any acquiescence therein and every power and remedy given by this Indenture to the Trustee and the Bondholders, respectively, may be exercised from time to time and as often as may be deemed expedient.

Section 8.11 Funds Held by Trustee.

Upon receipt of a direction from Teck (or following an Event of Default, a direction expressed by an Extraordinary Resolution of the Bondholders), the Trustee shall invest funds in Authorized Investments in its name in accordance with such direction. Any direction to the Trustee shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. on the day on which the investment is to be made. Any such direction received by the Trustee after 9:00 a.m. or received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. the next Business Day. For the purpose hereof, “Authorized Investments” means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province or a Canadian chartered bank (which may include an Affiliate or related party of the Escrow Agent) provided that such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating service.

In the event that the Trustee does not receive a direction or only a partial direction, the Trustee may hold cash balances constituting part or all of the escrow fund and may, but need not, invest same in its deposit department or the deposit department of one of its Affiliates or the deposit department of a Canadian chartered bank; but the Trustee and its Affiliates shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity other than at a rate, if any, established from time to time by the Trustee or one of its Affiliates.

For the purpose of this Section, “Affiliate” includes Canadian Imperial Bank of Commerce, CIBC Mellon Global Securities Services Company and Mellon Bank, N.A. and each of their Affiliates.

ARTICLE 9

TRUSTEE

Section 9.01 Trustee.

The Trustee hereunder to be appointed shall at all times be a trust company authorized to carry on business in all of the provinces and territories of Canada, and authorized by law to perform all the duties imposed upon it by this Indenture. Neither of Teck nor any Person directly or indirectly controlling, controlled by or under common control of Teck shall serve as Trustee under this Indenture.

Section 9.02 Responsibility of Trustee.

The recitals of fact herein and in the Bonds shall be taken as the statement of Teck and the Trustee shall have no responsibility for the correctness thereof. The Trustee shall not be required to make any representations as to the enforceability, validity or sufficiency of this Indenture or of any Bonds issued hereunder or in respect of the Security, and shall incur no liability in respect thereof. The Trustee shall, however, be responsible for its representation contained in its certificate on the Bonds. The Trustee shall have no obligation or duty to perform any act which would reasonably be expected to involve it in expense or liability or to institute or defend any suit in respect hereof until it has received sufficient funding therefor and has been properly indemnified in respect thereof, nor to advance any of its own monies. The Trustee shall not be liable in connection with the performance of its duties hereunder except for its own gross negligence or wilful misconduct.

Section 9.03 Actions by Trustee.

The Trustee shall be protected in acting and relying upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document believed by it to be genuine, and to have been signed or presented by the proper party or parties. The Trustee may, at Teck’s reasonable expense, consult with counsel, who may to the extent permitted by the terms of this Indenture be counsel to Teck or to any Bondholder, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance therewith. Whenever the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officer’s Certificate and such certificate shall be full warrant for any action taken or suffered in good faith under the provisions of this Indenture, but in its discretion the Trustee may in lieu thereof accept such other evidence of such fact or matter or may require such further or additional evidence as it may deem reasonable. The Trustee may retain such other experts, agents and assistants as it may reasonably require for the proper discharge of its duties and determinations of its rights and obligations hereunder and may pay reasonable remuneration for all services performed for it, which remuneration shall be reimbursed to it by Teck upon demand, with reasonably documented particulars thereof. It shall be reasonable for the Trustee not to provide particulars to the extent required to preserve privilege.

Section 9.04 Compensation and Expense.

Teck shall pay to the Trustee from time to time reasonable compensation for all services rendered under this Indenture or the Security, and all reasonable expenses, charges, counsel fees and other disbursements, including those of its legal counsel, agents, and experts (including those contemplated by Section 9.03) incurred in the interpretation of, or the performance of their powers and duties under this Indenture or the Security, and the Trustee shall have a Lien therefor on any and all monies at any time held by or under this Indenture or the Security in priority to the Bonds. Teck further agrees to indemnify and save the Trustee harmless against any liabilities which it may incur in the exercise and performance of its powers and duties hereunder or otherwise by virtue of acting as trustee hereunder which are not due to its gross negligence or wilful misconduct.

Section 9.05 Resignation of Trustee.

The Trustee may at any time resign and be discharged of the duties and obligations created by this Indenture by giving not less than sixty (60) days’ written notice to Teck and the Bondholders specifying the date when such resignation shall take effect. Such resignation shall take effect only upon the appointment of a successor Trustee as provided in Section 9.07.

Section 9.06 Removal of Trustee.

The Trustee shall be removed by the Bondholders if at any time so requested by an Extraordinary Resolution of the Bondholders.

Section 9.07 Appointment of Successor Trustee.

In case at any time the Trustee shall resign or shall be removed or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver, liquidator or conservator of the Trustee, or of its property, shall be appointed, or if any public officer shall take charge of the Trustee or of its property or affairs, the Bondholders by Extraordinary Resolution may appoint a successor Trustee. The Bondholders passing the Extraordinary Resolution shall give notice of any such appointment made by them to Teck within twenty (20) days after such appointment. If in a proper case no appointment of a successor Trustee shall be made pursuant to the foregoing sentence within forty-five (45) days after the Trustee shall have given to Teck and the Bondholders written notice as provided in Section 9.05 or after a vacancy in the office of the Trustee shall have occurred by reason of its removal or inability to act or its bankruptcy or insolvency, the Trustee, at Teck’s expense, Teck or a Bondholder, at Teck’s expense, may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee. Any Trustee appointed under the provisions of this Section 9.07 in succession to the Trustee shall be a trust company meeting the requirements of Section 9.01.

Section 9.08 Transfer of Rights and Property to Successor Trustee.

Any successor Trustee appointed under this Indenture shall execute, acknowledge and deliver to its predecessor Trustee, and also to Teck, and each Guarantor and each Applicable Depository, a written instrument of acceptance respecting such appointment, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all monies, estates, properties, rights, powers, duties and obligations of such predecessor Trustee, with like effect as if originally named as Trustee, but the Trustee ceasing to act shall nevertheless, at the request of Teck or the successor Trustee, and at the expense of Teck, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required to more fully and certainly vest and confirm in such successor Trustee all the right, title and interest of the predecessor Trustee in and to any property held by it under this Indenture, and shall pay over, assign and deliver to the successor Trustee any money or other property subject to the trusts and conditions herein set forth. Should any deed, conveyance or instrument in writing from Teck or any Guarantor be required by such successor Trustee to more fully and certainly vest in and confirm to such successor Trustee any such estates, rights, powers and duties, any and all such deeds, conveyances and instruments in writing shall, on request, and so far as may be authorized by law, be executed, acknowledged and delivered by Teck or of any applicable Guarantor. Before effecting any transfer of rights, the Trustee ceasing to act shall be entitled to full payment of any amounts owing to it or to be reasonably satisfied that arrangements for payment thereof have been made.

Section 9.09 Merger or Consolidation.

Any company into which the Trustee may be merged or converted or with which it may be amalgamated or consolidated or any company resulting from any merger, conversion, amalgamation or consolidation to which it shall be a party or any company to which it may sell or transfer all or substantially all of its corporate trust business, provided such company shall be a bank or trust company which is qualified to be a successor to it under Section 9.01 and shall be authorized by law to perform all the duties imposed upon it by this Indenture, shall be the successor to such Trustee without the execution or filing of any paper or the performance of any further act, anything herein to the contrary notwithstanding. In such circumstances, the Trustee shall take all necessary actions to perfect and maintain the Security in the Collateral.

Section 9.10 Indemnification of Trustee.

In addition to and without limiting any other protection of the Trustee hereunder or otherwise by law, Teck will indemnify and save harmless the Trustee and its directors, officers, agents and employees (for each of whom it is agreed that the Trustee is accepting and holding the benefit of such indemnity in trust) from and against any and all liabilities, losses, claims, charges, damages, penalties, actions, suits, demands, levies, costs, expenses, taxes and disbursements, including any and all reasonable legal and advisory fees and disbursements of whatever kind or nature (collectively, “Losses of the Trustee”), which may at any time be suffered by, imposed on, incurred by or asserted against the Trustee, whether groundless or otherwise, howsoever arising from or out of any act, omission or error of the Trustee, in connection with its acting as trustee hereunder, provided the Trustee has acted in good faith, without negligence and in accordance with its obligations hereunder. Notwithstanding any other provision hereof, this indemnity shall survive the removal or resignation of the Trustee, the discharge of this Indenture and the termination of any trust created hereby.

Section 9.11 Environmental Indemnity.

(1)	Without limiting any provision hereof, Teck shall indemnify, defend and save harmless the Trustee, as well as each Related Party of the Trustee and each assignee of any of the foregoing Persons (each such Person and each such assignee being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, cost recovery actions, damages, expenses and liabilities of whatsoever nature or kind and all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, travel expenses and reasonable fees, charges and, disbursements of counsel) and all applicable Taxes to which any Indemnitee may become subject arising out of or in connection with any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries

(2)	The Trustee accepts the indemnity provided for in Section 9.11(1) in favour of its Related Parties as the agent and trustee of such Related Parties, and Teck agrees that the Trustee may enforce such indemnity on behalf thereof. The provisions of Section 9.11(1) shall survive (a) the satisfaction and termination of Teck’s obligations pursuant to this Indenture, (b) any release or discharge of the Mortgaged Property or any part thereof from the security provided for herein and (c) any resignation or removal of the Trustee.

Section 9.12 Limitation on Duties of Trustee

(1) The duties and obligations of the Trustee shall be determined solely by the provisions hereof and, accordingly, the Trustee shall not be responsible except for the performance of such duties and obligations as it has undertaken herein.

(2) The Trustee shall not be obligated to analyze environmental or other technical information, or financial statements, auditors’ reports or other information relating to the business or financial condition of Teck and the Guarantors which may come into the Trustee’s possession, or to evaluate, at any time in any manner whatsoever, the performance of Teck or any Guarantor.

(3) The Trustee shall be entitled to rely on, and act upon, any direction, order, instruction, notice or other communication provided to it hereunder which is sent to it by facsimile transmission.

(4) The Trustee shall retain the right not to act, and shall not be held liable for refusing to act, unless it has received clear and reasonable documentation which complies with the terms of this indenture; such documentation must not require the exercise of any discretion or independent judgment.

(5) Teck, and when required, an Applicable Depository, shall provide to the Trustee an incumbency certificate setting out the names and sample signatures of persons authorized to give instructions to the Trustee hereunder. The Trustee shall be entitled to rely on such certificate until a revised certificate is provided to it hereunder. The Trustee shall be entitled to refuse to act upon any instructions given by a party which are signed by any person other than a person described in the incumbency certificate provided to it pursuant to this Section 9.12.

Section 9.13 Fondé de Pouvoir.

The Trustee hereby acknowledges that it has agreed to act as the fondé de pouvoir (i.e. holder of the power of attorney) of the Bondholders to the extent necessary or desirable for the purposes of creating, maintaining or enforcing any security interest created or established or to be created or established in its favour in the Province of Québec, including, without limitation, entering into one or more deeds of hypothec by Teck and any Guarantor in favour of the Trustee for the benefit of the Bondholders, and exercising all or any of the rights, powers, trusts or duties conferred upon the Trustee therein or conferred upon the Trustee hereunder with respect to such security interest, and each Bondholder by receiving and holding a Bond accepts and confirms the appointment of the Trustee as fondé de pouvoir (i.e. holder of the power of attorney) of such Bondholder for such purposes.

Section 9.14 Foreign Jurisdictions.

The Trustee has no registrations in any capacity in any jurisdiction other than Canada, including without limitation registrations to carry on business, registrations permitting it to act as a fiduciary, and registrations under any securities regulatory regime. The Trustee expressly does not assume any duty which would require it to effect any such registration nor to take responsibility under the laws relating to trust indentures under any other jurisdiction. The Trustee does not make any representation that it has the capacity to act in any capacity outside of Canada. Prior to granting security to the Trustee over assets located outside of Canada, Teck shall provide the Trustee with legal opinions from counsel in such jurisdiction which set out that accepting such security will not require the Trustee to be registered under any securities regulatory regime, to carry on business or to act as a fiduciary and that the Trustee otherwise has the capacity in such jurisdiction to accept the security to be granted and to enforce the rights associated therewith. The Trustee may require such further opinions or advice on matters of local law as it may reasonably determine in advance of accepting any grant of security, or at such other occasions as it reasonably determines from time to time. In the event that such opinions cannot be given to the Trustee, Teck agrees to appoint a collateral agent with the appropriate capacity. The Trustee will not be required to exercise any discretion with respect to any security interest granted to it or to any collateral agent, and, without limiting section 9.02, it shall have no obligation to enforce any security if it is not fully satisfied, in its sole discretion, that it has adequate indemnity and instructions in such regard, and that it is otherwise protected in relation to such proposed enforcement. The Trustee shall not be responsible for any delay occasioned related to this requirement, except to the extent caused by its own gross negligence or wilful misconduct.

ARTICLE 10

RELEASE OF SECURITY

Section 10.01 Request by Teck

(1) To request the release of any Guarantee or any Lien constituted by the Security Documents, Teck shall execute a certificate of an officer of Teck in the form of Schedule “E” and shall deliver such certificate to the Trustee and each Applicable Depository which is the holder of a Senior Secured Pledge Bond that has not already indicated its consent by executing an acknowledgement that forms part of or is attached to such certificate (each holder of a Senior Secured Pledge Bond to which such certificate is delivered, a “Notified Bondholder”).

(2) If any Notified Bondholder objects to the release and discharge contemplated by such certificate, such Notified Bondholder must deliver to the Trustee a written notice of objection within 2 Business Days of receipt of such certificate, together with evidence of the basis for such objection. A Notified Bondholder shall have a right to object only if such release and discharge would constitute a breach of the terms of, or an Event of Default under, the Specified Debt owed to such Bondholder and a Notified Bondholder shall not object to such release and discharge unless such release and discharge would constitute a breach of the terms, or an Event of Default under, the Specified Debt then owing to such Bondholder. If, in the opinion of Counsel, such Notified Bondholder has a reasonable ground for such objection, based on the terms of its Specified Debt, the Trustee shall give notice of such objection to the other Bondholders and such release or discharge shall require an Extraordinary Resolution.

(3) Upon approval of the Extraordinary Resolution referred to in Section 10.01(2) or, if within 2 Business Days of receipt of such certificate no Notified Bondholder has delivered to the Trustee a written objection to the release and discharge contemplated thereby or if all Bondholders have indicated their consent on such certificate, the Trustee shall execute and deliver to Teck such releases and discharges in whole or in part of the Guarantees and Security and of registrations in respect thereof as are requested in such certificate, each in such form as shall be provided by Teck to the Trustee, without receipt of any Bondholder’s Request or any further instructions from the Bondholders.

(4) The Security Documents and the Liens thereunder shall be released and discharged and this Indenture terminated if (i) all amounts owing under the Bridge Credit Agreement have been repaid in full, and (ii) the Borrower has achieved a corporate credit rating of at least BBB- from S&P and a corporate credit rating of at least Baa3 from Moody’s, in each case with a stable or positive outlook. The provisions of Sections 10.01(1), (2) and (3) shall apply mutatis mutandis to any requested discharge pursuant to this Section 10.01(4), except that any objection can only be based on the failure to satisfy the conditions set out in Section 10.01(4).

Section 10.02 Effect of Release of Security

If all of the Security is released at any time hereafter in accordance with the terms hereof, the trust herein created shall not (unless otherwise determined by Teck, with written notice of such determination provided to the Trustee) be terminated until such time as all obligations of Teck pursuant to the Bridge Credit Agreement and any Additional Debt which by its terms requires that such Additional Debt be secured on any assets of Teck, including subject to any contingency such as maintenance of any credit rating, or otherwise, shall have been repaid in full, and the provisions of Term Credit Agreement no longer require Teck to provide Security for the obligations thereunder. However, for such time as all of the Security is released hereunder, all of the duties of the Trustee, and rights of the Bondholders and the rights and obligations of Teck hereunder, shall be suspended until such time as Teck redelivers Security hereunder in accordance with Article 6.

ARTICLE 11

SUPPLEMENTAL INDENTURES

Section 11.01 Supplemental Indentures Without Consent of Holders

Teck and the Trustee, at any time and from time to time, may without the consent of any Bondholders, enter into one or more indentures supplemental hereto, for any of the following purposes:

(i)	to create additional Senior Secured Pledge Bonds and to provide for the issuance thereof in accordance with the provisions of this Indenture;

(ii)	to add to the covenants of Teck for the benefit of Bondholders or to surrender any right or power herein conferred upon Teck;

(iii)	to add any additional Events of Default to Section 8.01 with respect to the Bonds so long as such additional Events of Default do not affect any existing Events of Default;

(iv)	to cure any ambiguity, error or omission, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other modifications to this Indenture, which is not prejudicial to the interests of any Bondholder in the opinion of Counsel;

(v)	to evidence the succession to the rights and obligations of Teck contained herein of any successor company of Teck;

(vi)	to provide that the trusts herein contained shall be terminated, provided that the Trustee shall have received from Teck an Officer’s Certificate to the effect that the conditions for such termination as set out in Section 10.02 shall have occurred and be continuing;

(vii)	giving effect to any resolution passed as provided in Article 7;

(viii)	making any modifications in the form of the Bonds which does not affect the substance thereof;

(ix)	to add to or alter the provisions hereof in respect of the registration and transfer of Bonds solely for the purpose of making provision for the issue of Bonds in forms or denominations other than those herein provided for and for the exchange of Bonds of different forms and denominations or making any modification in the forms of the Bonds which does not in Counsel’s Opinion affect the substance thereof;

(x)	to make any additions to, deletions from or alterations of the provisions of this Indenture or the Bonds that, in Counsel’s Opinion, are necessary in order to comply with applicable Laws;

(xi)	to supplement any of the provisions of this Indenture to such extent as shall be necessary to facilitate the discharge of any Bonds outstanding hereunder to the extent otherwise permitted hereunder;

(xii)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Bonds and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

provided that Teck gives written notice to each of the Bondholders of the execution of the supplemental indenture together with an executed copy thereof within 5 business days after entering into the same, and delivers to the Trustee a Counsel’s Opinion to the effect that: (i) Teck has the corporate power to enter into the supplemental indenture; (ii) the supplemental indenture has been duly authorized, executed and delivered by Teck; (iii) the execution and delivery by Teck of the Indenture and the completion of the transactions contemplated therein does not constitute a default under, the Note Indenture or the Notes, the Bridge Credit Agreement, the Term Credit Agreement, the Revolving Credit Agreement, the Bilateral Credit Agreements, any Additional Debt (in each case to the extent still outstanding) or this Indenture or the Bonds; and (iv) upon the execution and delivery thereof by the Trustee, the supplemental indenture will constitute a valid and binding obligation of Teck, enforceable in accordance with its terms (subject to standard qualifications applicable to an opinion as to enforceability).

Section 11.02 Supplemental Indentures With Consent of Holders

With the consent of the holders by Extraordinary Resolution (which consent may be subject to such conditions as the Bondholders may require acting reasonably), Teck and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect the Bonds or of modifying in any manner the rights of the holders of the Bonds under this Indenture.

Teck shall provide an executed copy of any such supplemental indenture to each of the Bondholders within 5 business days after entering into same.

Section 11.03 Execution of Supplemental Indentures by Trustee

The Trustee may, but shall not be obligated to, enter into any supplemental indenture pursuant to Section 11.01 or Section 11.02 which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 11.04 Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 11.05 Other Bondholder Consents

Notwithstanding any provision in this Indenture to the contrary, without the consent of each Bondholder affected, an amendment or waiver may not (with respect to any Bonds held by a non-consenting holder):

(a)	reduce the principal of or change the fixed maturity of any Bond;

(b)	reduce the rate of or change the time for payment of interest, including default interest, on any Bond;

(c)	make any Bond payable in a currency other than that stated in the Bonds; or

(d)	make any change in this Section 11.05.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Receipt of Copy.

Teck acknowledges that it has received a copy of this Indenture.

Section 12.02 Effective Date.

This Indenture shall take effect immediately upon its execution by Teck and the Trustee.

[signature page follows]

IN WITNESS OF WHICH this Indenture has been duly executed and the corporate seals, if any, of Teck and the Trustee affixed hereto.

DATED as of April 30, 2009.

TECK RESOURCES LIMITED

Per:	/s/ GERARD LEONARD MANUEL
Name: Gerard Leonard Manuel Title: Senior Vice President & General Counsel

Per:	/s/ KAREN L. DUNFEE
Name: Karen L. Dunfee Title: Corporate Secretary

CIBC MELLON TRUST COMPANY

Per:	/s/ GERALYN KROWLES
Name: Geralyn Krowles Title: Account Manager

Per:	/s/ MORAN CHIU
Name: Moran Chiu Title: Associate Manager

SCHEDULE “A”

[Form of Senior Secured Pledge Bond]

TECK RESOURCES LIMITED

a corporation continued

under the laws of Canada

Senior Secured Pledge Bond	U.S..$	—

Teck Resources Limited (herein called “Teck”) for value received hereby acknowledges that it is indebted and promises to pay to the registered holder hereof upon demand — ($—) in lawful money of the United States of America at the principal office of the Trustee in Toronto, Ontario, Canada, and to pay interest thereon at the same time and place and in like money, such interest to accrue from the date hereof at twenty-five percent (25%) per annum calculated annually, not in advance, as well after as before demand, default and judgment with interest on any such interest overdue at the same rate in like money at the same place and on demand.

This Senior Secured Pledge Bond is one of the duly authorized issue of Senior Secured Pledge Bonds, issued and to be issued under a master trust indenture made as of the ___ day of April, 2009, between Teck and CIBC Mellon Trust Company as Trustee (as such indenture may be amended, supplemented or otherwise modified from time to time, herein called the “Indenture”).

Reference is hereby made to the Indenture as to the nature and extent of the security created thereby, the rights of the holder of this Senior Secured Pledge Bond, the rights of the holders of any other Senior Secured Pledge Bonds issued and to be issued under the Indenture and of Teck and the Trustee in respect thereof and the terms and conditions upon which this Senior Secured Pledge Bond and the other Senior Secured Pledge Bonds are issued or hereafter reissued all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the holder of this Senior Secured Pledge Bond assents by acceptance hereof.

THIS SENIOR SECURED PLEDGE BOND IS SUBJECT TO THE TERMS AND CONDITIONS OF A BOND PLEDGE AGREEMENT DATED AS OF — BETWEEN TECK RESOURCES LIMITED AND — MADE IN ACCORDANCE WITH SECTION 2.06 OF THE INDENTURE.

THIS BOND IS A SENIOR SECURED PLEDGE BOND WITHIN THE MEANING OF THE INDENTURE. THIS BOND MAY NOT BE TRANSFERRED OR EXCHANGED IN WHOLE OR IN PART, AND NO TRANSFER OF THIS BOND IN WHOLE OR IN PART MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

This Senior Secured Pledge Bond shall be transferable or negotiable only in accordance with the provisions of the Indenture. No transfer of this Senior Secured Pledge Bond shall be valid unless made on the register kept by and at the principal office of the Trustee in the City of Toronto pursuant to the provisions of the Indenture.

This Senior Secured Pledge Bond shall not be entitled to any right or benefit of the Indenture and shall not be valid or obligatory for any purpose until the Trustee’s certificate of authentication in respect of this Senior Secured Pledge Bond is duly executed by Trustee.

IN WITNESS WHEREOF Teck has duly executed this Senior Secured Pledge Bond as of this — day of —.

TECK RESOURCES LIMITED

Per:
Title:

Per:
Title:

TRUSTEE’S CERTIFICATE

This Senior Secured Pledge Bond is one of the Senior Secured Pledge Bonds referred to in the Indenture within mentioned.

CIBC Mellon Trust Company, as Trustee

By:
Authorized Signing Officer

(Form of Registration Panel)

(No writing herein except by the Trustee or other registrar)

DATE OF REGISTRATION	IN WHOSE NAME REGISTERED	TRUSTEE (OR REGISTRAR)

SCHEDULE “B”

FORM OF SENIOR SECURED PLEDGE BOND PLEDGE AGREEMENT

See Attached

TECK RESOURCES LIMITED

as Pledgor

- and -

—

as Pledgee

SENIOR SECURED PLEDGE BOND PLEDGE AGREEMENT

Dated as of —

BOND PLEDGE AGREEMENT

Bond pledge agreement dated as of — made by Teck Resources Limited (the “Pledgor”) in favour of — (the “Pledgee”).

WHEREAS — [Note to Draft: Describe Specified Debt to be secured.] (the “Specified Debt”)

AND WHEREAS the Pledgor has issued that certain Senior Secured Pledge Bond in the face amount of $— (the “Bond”) to the Pledgee pursuant to a Master Trust Indenture dated as of April         , 2009 between Teck Resources Limited and CIBC Mellon Trust Company, as Trustee (as such trust indenture may at any time and from time to time be amended, restated, supplemented, replaced or otherwise modified, the “Indenture”) as collateral security for the obligations of the Pledgor to the Pledgee pursuant to the Specified Debt.

NOW THEREFORE, in consideration of the foregoing premises, the sum of $10.00 in lawful money of Canada now paid by each party hereto to the other and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties agree as follows:

ARTICLE 2

GRANTING OF SECURITY

Section 2.01 Defined Terms

In this Pledge Agreement and in the recitals hereto, all terms and expressions not otherwise defined herein and that are defined in the Indenture shall have the respective meanings ascribed thereto in the Indenture.

Section 2.02 Pledge of Bond

The Pledgor hereby pledges and hypothecates to and deposits with the Pledgee the Bond together with all renewals and restatements thereof, amendments thereto, substitutions therefor, accretions thereto, interest thereon and proceeds thereof.

Section 2.03 Obligations Secured

The pledge and hypothecation granted hereby secure payment to the Pledgee of all debts, liabilities and obligations of the Pledgor (present or future, direct or indirect, absolute or contingent, matured or unmatured) at any time due or accruing to it (however or wherever incurred, and in any currency and whether incurred by the Pledgor alone or with another or others and whether as principal or surety) under or in connection with the Specified Debt including, without limitation, all principal, interest, fees, costs and other amounts of whatsoever kind or nature payable thereunder, and the performance of all obligations contained therein (collectively, the “Obligations”).

ARTICLE 3

ENFORCEMENT

Section 3.01 Realization Upon Default

In the event that an [Event of Default] (as defined in the [Specified Debt] occurs and is continuing and a demand to pay has occurred in respect of the Specified Debt, the Pledgee may at any time demand payment of its Bond at the place for payment thereof set out in the Indenture, subject to Section 4.02(a) hereof, and if such payment is not made upon demand, require the Trustee pursuant to the Indenture to enforce all rights and remedies of a holder of the Bond under the Indenture and, except to the extent required by law, such remedy shall be in addition to and not in substitution for any other rights the Pledgee may have, however created. Notwithstanding any other provision of this Pledge Agreement, the Bond or the Indenture, prior to such Event of Default and demand, the Pledgee may neither demand payment pursuant to the Bond nor enforce the Security.

Section 3.02 Payment of Interest

Payment to the Pledgee of interest for any period in respect of the Obligations shall be deemed to be payment in full satisfaction of the interest payment for the same period under the Bond.

Section 3.03 Application of Proceeds

The Pledgee shall apply the proceeds of any exercise or enforcement of the rights of a holder of the Bond in accordance with the provisions of the Specified Debt.

ARTICLE 4

MANDATORY PROVISIONS

Section 4.01 Transferability

Notwithstanding any other provision hereof the Bond shall not be transferable or negotiable except to a transferee or an assignee of the entire amount of the Specified Debt or to an assignee or successor of the Pledgee and, in each such case only in conjunction with an assignment and assumption or transfer of this Bond Pledge Agreement or the entering into by such assignee or transferee of a pledge agreement which complies with the provisions of the Indenture in respect of the pledging of the Bonds issued pursuant thereto. Any such transfer shall be subject to the terms of the Indenture.

Section 4.02 Payments

Notwithstanding the principal amount of the Bond, or the rate of interest expressed to be payable thereon, or that the Bond is expressed to be payable on demand, the Bond shall constitute an obligation of the Pledgor to the Pledgee only to the extent of the lesser of:

(a)	the outstanding Obligations from time to time collaterally secured by the Bond at the time of calculation; and

(b)	the principal amount of the Bond and interest accrued thereon, and the Bond shall be payable subject to Section 3.01 and shall be payable only in accordance with the payment provisions applicable to the Specified Debt.

Section 4.03 Divisibility of Rights

All of the rights of the Pledgee in respect of the Bond may only be exercised by the Pledgee, and voting rights relating to the Bond may only be exercised by the Pledgee or any Person or Persons duly appointed as the Pledgee’s proxy for voting the Bond. Upon the termination of all Obligations and the payment of all Specified Debt, or upon the termination of the Indenture in accordance with its terms, the Pledgee shall deliver the Bond to the Trustee for cancellation by the Trustee in accordance with the provisions of the Indenture. For greater certainty, the Bond shall not be deemed to have been redeemed only by reason of the Pledgor having no indebtedness or liability to the Pledgee at any time while the Bond is pledged pursuant to the terms hereof.

ARTICLE 5

GENERAL

Section 5.01 No Obligation to Advance

Notwithstanding anything contained in this Pledge Agreement or in the Bond, except as provided by the Specified Debt, the Pledgee shall not be obligated thereby to make any loan or provide any other extension of credit or to extend any time for payment or performance of all or any part of the Obligations.

Section 5.02 No Merger

The Bond shall not operate by way of merger of any of the Obligations and no judgment recovered by the Pledgee shall operate by way of merger of or in any way affect the security of the Bond which is in addition to and not in substitution for any other security now or hereafter held by the Pledgee in respect of the Obligations.

Section 5.03 Dealing With the Bond

(1)	The Pledgee shall not be obliged to exhaust its recourse against any other Person or Persons or against any other security which it may hold in respect of the Obligations before demanding upon the Bond in accordance with the terms of the Indenture.

(2)	The Pledgee may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with other parties, sureties or securities as it may see fit without prejudice to the Obligations or the rights of the Pledgee in respect of the Bond.

(3)	The Pledgee shall not be (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Bond; (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Bond or for the purpose of preserving any rights of the Pledgee, the Pledgor or any other parties in respect thereof; (iii) bound to protect the Bond from depreciating in value or becoming worthless.

Section 5.04 Further Assurances

The Pledgor shall from time to time, whether before or after the Pledgee shall have become entitled to demand upon the Bond, do all such acts and things and execute and deliver all such deeds, transfers, assignments and instruments as the Pledgee may reasonably require for perfecting the security constituted hereby or by the Bond and for exercising all powers, authorities and discretions hereby conferred upon by the Pledgee.

Section 5.05 Successors and Assigns

This Pledge Agreement shall be binding upon the Pledgor, its successors and permitted assigns and shall be binding upon, and enure to the benefit of, the Pledgee and its successors and permitted assigns.

Section 5.06 Headings, etc.

The division of this Pledge Agreement into articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

Section 5.07 Severability

If any provision of this Pledge Agreement shall be deemed by any court of competent jurisdiction to be invalid or void the remaining provisions shall remain in full force and effect.

Section 5.08 Time of the Essence

Time is of the essence hereof.

Section 5.09 Notices

Any notice, direction or other communication required or permitted to be given under this Pledge Agreement shall, except as otherwise permitted, be in writing and given by delivering it or sending it by telecopy or other similar form of recorded communication addressed to the respective parties as follows:

(a)	if to the Pledgee at:

—

Attention:        —

Fax:                  —

(b)	if to the Pledgor at:

Teck Resources Limited

550 Burrard Street

Suite 3300

Vancouver, BC

V6C 0B3

Attention:        Chief Financial Officer

Facsimile:        (604) 699-4750

Any communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time); (ii) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

Section 5.10 Governing Law

This Pledge Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. The Pledgor hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals therefrom.

IN WITNESS WHEREOF the undersigned has duly executed this Pledge Agreement as of the day set forth above.

TECK RESOURCES LIMITED

Per:
Authorized Signing Officer

Per:
Authorized Signing Officer

SCHEDULE “C”

CERTIFICATE FOR TENDERING OF

GUARANTEES OR SECURITY

TO:	CIBC Mellon Trust Company, as Trustee pursuant to a Master Trust Indenture for Senior Secured Pledge Bonds of Teck Resources Limited dated as of April 30, 2009 (the “Indenture”)

1.	Teck Resources Limited hereby delivers to you, pursuant to Article 6 of the Indenture, the following [Guarantees] [Security]

—

—

to be held by you as Trustee pursuant to the Indenture.

Dated this day of                     , 200—.

TECK RESOURCES LIMITED

By:

SCHEDULE “D”

SENIOR SECURED PLEDGE BONDS

Holder	Amount
JPMorgan Chase Bank, N.A. as administrative agent under the Bridge Credit Agreement	[Redacted dollar amounts]
JPMorgan Chase Bank, N.A., as administrative agent under the Term Credit Agreement
JPMorgan Chase Bank, N.A., as administrative agent under the Revolving Credit Agreement
Bank of Montreal as lender under the BMO Bilateral Credit Agreement
Royal Bank of Canada as lender under the RBC Bilateral Credit Agreement
The Toronto-Dominion Bank as lender under the TD Bilateral Credit Agreement
Royal Bank of Canada as lender under the RBC Teck Alaska Credit Agreement
The Toronto-Dominion Bank as lender under the Highland Valley Credit Agreement
The Bank of New York Mellon, as trustee under the Note Indenture
Bank of Nova Scotia, as Letter of Credit Issuer
Bank of America, as Letter of Credit Issuer
Royal Bank of Canada, as Letter of Credit Issuer
Canadian Imperial Bank of Commerce (as Hedge Provider)
Bank of Montreal (as Hedge Provider)
Citibank, N.A. (as Hedge Provider)

Holder	Amount
JPMorgan Chase Bank, N.A. (as Hedge Provider)	[Redacted dollar amounts]
Royal Bank of Canada (as Hedge Provider)
Morgan Stanley Capital Group Inc.
J. Aron & Company.
Bank of Nova Scotia (as Hedge Provider)
BNP Paribas
The Toronto-Dominion Bank (as Hedge Provider)
Barclays Bank PLC (as Hedge Provider)
RBS Sempra Metals, a business of The Royal Bank of Scotland plc, as Hedge Provider

SCHEDULE “E”

REQUEST FOR RELEASE OF GUARANTEE AND SECURITY

TO:	CIBC Mellon Trust Company, as Trustee pursuant to a Master Trust Indenture for Senior Secured Pledge Bonds of Teck Resources Limited dated as of April 30, 2009 (the “Indenture”)

1.	Teck Resources Limited hereby requests pursuant to Section 10.01 of the Indenture the release and discharge of the following Guarantee and/or Security (as defined in the Indenture):

—

2.	Teck hereby request the Trustee to execute and deliver to it the following documents in connection with such release and discharge, in the form attached hereto:

—

Dated this day of TECK RESOURCES LIMITED

By:

The undersigned Bondholder hereby confirms its consent to the release of Security requested above.

—

By:

[repeat for each consenting Bondholder]